EXHIBIT 99.1

Tower Group, Inc. to Acquire Specialty Underwriters’ Alliance, Inc.
New York, NY and Chicago, IL— June 22, 2009 — Tower Group, Inc. (“Tower”; NASDAQ: TWGP) and Specialty Underwriters’ Alliance, Inc. (“SUA”; NASDAQ: SUAI) have announced today that they have entered into a definitive agreement for the acquisition of SUA by Tower in a transaction valued at approximately $107 million. Under the terms of that agreement, SUA shareholders would receive Tower common stock equal to $6.72 per SUA share based on Friday’s closing stock price for Tower of $24.00.
Transaction Highlights:
•	Financially compelling to Tower and SUA stockholders
o	SUA is valued in the transaction at an 87% premium to SUA’s average closing price over the past 30 trading days.

o	On a pro forma basis as of March 31, 2009, Tower’s stockholders’ equity increases by 13% from $786.9 million to approximately $890 million. The transaction is expected to be accretive to Tower’s book value per share immediately at closing.

o	After giving effect to the transaction, Tower projects its 2010 Diluted EPS will be in a range between $3.50 and $3.70 which accounts for the additional shares expected to be issued.
•	Strengthens specialty business segment
o	SUA will be able to better leverage its strong distribution network and expand its business opportunities by accessing Tower’s A- rating by A.M. Best Company.

o	Tower will be able to create a separate and distinct underwriting and operational infrastructure dedicated to specialty business which would take advantage of the growth opportunities in this area.

o	The combination of Tower’s and SUA’s specialty businesses creates a much larger, efficient, more scalable and profitable specialty business with strong growth potential.
•	Establishes a Midwest regional office to support continued geographical expansion
o	Tower’s brokerage insurance business will be expanded by utilizing SUA’s underwriting staff to offer products to wholesale and retail agents in the Midwest where Tower does not have an operating presence.

Under the terms of the agreement, SUA shareholders, including Class B shareholders, will receive 0.28 shares of Tower common stock for each share of SUA common stock or SUA class B stock. The exchange ratio is subject to adjustment based on Tower’s volume weighted average price per share during a 15 day trading window prior to closing, and will be fixed at 0.28 if the average price of Tower stock during such period is equal to or greater than $23.25 and equal to or less than $27.75. If the average stock price during such period is greater than $27.75, the exchange ratio will be adjusted downward to provide SUA shareholders with a fixed value per share of $7.77. If the average stock price during such period is less than $23.25 but equal to or more than $20.00, the exchange ratio will be adjusted upward to provide SUA shareholders with a fixed value per share of $6.51. However, if Tower’s average stock price during such period falls below $20.00, the exchange ratio will be fixed at 0.3255, and SUA will have the right, for a limited period, to terminate the agreement, unless Tower elects to add Tower shares to provide SUA shareholders with a value per share of $6.51.
The boards of directors of Tower and SUA have approved the transaction, and the board of directors of SUA has recommended the transaction to its shareholders. The transaction is expected to close approximately at year-end 2009, subject to customary closing conditions, including the approval by SUA shareholders, as well as certain regulatory approvals.
Michael H. Lee, Chairman and CEO of Tower, stated, “Acquiring SUA enables us to raise additional capital cost effectively to support our growth initiatives. It also significantly enhances our profile in the specialty business segment, an area in which we are seeing very strong opportunities for growth. By fully leveraging the operating platform and distribution relationships that SUA has developed, we are confident in our ability to further build on CastlePoint’s specialty business. We particularly value the experienced people at SUA who will help us in executing our plans in the specialty business segment.”
Courtney Smith, SUA’s President and CEO, stated, “We are pleased to join forces with Tower, which has a strong track record in acquisitions and providing meaningful value to shareholders. After a careful review of our strategic alternatives, our board has concluded that this transaction provides our shareholders with the best opportunity to enhance shareholders’ value. In addition, our affiliation with Tower will allow us to improve our profitability and take advantage of the current market opportunities by accessing Tower’s A- rating by A.M. Best Company and strong capitalization.”
Tower retained Debevoise & Plimpton LLP as its legal advisor. FBR Capital Markets & Co. acted as SUA’s exclusive financial advisor, and Stroock & Stroock & Lavan LLP acted as SUA’s independent legal advisor.
Additional Highlights and Disclosures:
Tower 2010 Guidance
For 2010, including the effects of the SUA transaction, Tower projects its diluted earnings per share to be in a range between $3.50 and $3.70 per diluted share.

Investor Call and Presentation
Tower and SUA will host a joint conference call on Tuesday, June 23, 2009 at 10:00 A.M. (Eastern Time) to discuss the transaction. The call-in number is: 877-795-3649; international 719-325-4788. This conference call will also be broadcast live over the Internet. To access the presentation and a listen-only webcast over the Internet, please visit the Investor Information section of Tower’s website, www.twrgrp.com.
Please access the website at least 15 minutes prior to the call to register and to download any necessary audio software. If you are unable to participate during the live conference call, a listen-only webcast will be archived in the Investor Information section of both companies’ websites.
About Tower
Tower Group, Inc. offers property and casualty insurance products and services through its operating subsidiaries. Its insurance company subsidiaries in the U.S. offer insurance products to individuals and small to medium-sized businesses through its network of retail and wholesale agents and specialty business through program underwriting agents. Tower also offers reinsurance solutions to small insurance companies through its Bermuda based reinsurer and U.S. insurance companies. Tower’s insurance services subsidiaries provide underwriting, claims and reinsurance brokerage services to other insurance companies.
About SUA
Specialty Underwriters’ Alliance, Inc., through its subsidiary SUA Insurance Company, is a specialty property and casualty insurance company providing commercial insurance products through exclusive wholesale Partner Agents that serve niche groups of insureds. These targeted customers require highly specialized knowledge due to their unique risk characteristics. Examples include tow trucks, professional employer organizations, public entities, and contractors. SUA’s innovative approach provides products and claims handling, allowing the Partner Agent to focus on distribution and customer relationships.
Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This press release or any other written or oral statements made by or on behalf of Tower or SUA may include forward-looking statements that reflect Tower’s or SUA’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower, SUA or the combined company to differ materially from those indicated in these statements. The following factors, among others, could cause or contribute to such material differences: the ability to obtain governmental approvals or rulings on or regarding the transaction on the proposed terms and schedule; the failure of the shareholders of SUA to approve the merger; the failure to satisfy the closing conditions to the transaction; the risk that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the risk that the revenue opportunities, cost savings and other anticipated synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it difficult to maintain relationships with customers, employees, brokers and managing general agents; the risk that the U.S. tax authorities may view the tax treatment of the merger and/or the other transactions contemplated by the merger agreement differently from Tower’s and SUA’s tax advisors; costs relating to the transaction; ineffectiveness or obsolescence of the business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than the underwriting, reserving or investment practices of Tower and SUA anticipate based on historical experience or industry data; the ability to obtain necessary governmental licenses; the ability to hire and retain executive officers and other key personnel; the effects of acts of terrorism or war; developments in the world’s financial and capital markets that adversely affect the performance of Tower’s or SUA’s investments; changes in regulations or laws applicable to Tower or SUA or their respective subsidiaries, brokers or customers, including tax laws in the United States; acceptance of products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of Tower’s or SUA’s reinsurers to pay claims timely or at all; decreased demand for Tower or SUA’s insurance or reinsurance products; the effects of mergers, acquisitions and divestitures in the insurance and reinsurance sectors; changes in rating agency policies or practices; changes in legal theories of liability under Tower’s or SUA’s insurance policies or the policies that it reinsures; changes in accounting policies or practices; changes in general economic conditions, including inflation; and other events and factors disclosed previously and from time to time in Tower’s or SUA’s filings with the SEC, including Tower’s and SUA’s Annual Reports on Form 10-K for the year ended December 31, 2008. Forward-looking statements speak only as of the date on which they are made, and neither Tower nor SUA undertakes any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Additional Information
The proposed merger will be submitted to shareholders of SUA for their consideration. In connection with the proposed merger, Tower and SUA will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, a proxy statement/prospectus and other relevant documents. Shareholders of SUA are urged to read the registration statement, the proxy statement/prospectus and all other documents which will be filed with the SEC regarding the proposed merger when they become available because they will contain important information. Shareholders will be able to obtain a free copy of the registration statement, proxy statement/prospectus (when available), as well as other filings containing information about Tower and SUA, without charge, at the SEC’s Internet site (www.sec.gov). Copies of the registration statement, proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by accessing the companies’ websites:
http://www.twrgrp.com/ or http://www.suainsurance.com/

SUA, its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the shareholders of SUA in respect of the proposed merger. Information regarding SUA’s directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission on April 1, 2009. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus when it becomes available.
This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a proxy statement/prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
For more information visit Tower’s website at
http://www.twrgrp.com/.
Or SUA’s website at
http://www.suainsurance.com/.
Contacts

Tower Group, Inc.
Thomas Song
Managing Vice President
212-655-4789
tsong@twrgrp.com
or
Specialty Underwriters’ Alliance, Inc.
Scott Goodreau
Senior Vice President
888-782-4672
InvestorRelations@SUAInsurance.com